Exhibit 99.1

Perrigo Announces Early Results of Cash Tender Offer for Notes

DUBLIN, November 29, 2023 — Perrigo Company plc (NYSE: PRGO) (the “Company”), a leading provider of Consumer Self-Care Products, today announced the early tender results of the previously announced cash tender offer (the “Tender Offer”) by Perrigo Finance Unlimited Company, its wholly-owned finance subsidiary (the “Issuer”), to purchase its 3.900% Senior Notes due 2024 (CUSIP / ISIN Nos. 714295 AC6 / US714295AC63) (the “Notes”) in a principal amount of up to $300,000,000. The terms and conditions of the Tender Offer are set forth in an Offer to Purchase, dated November 10, 2023 (the “Offer to Purchase”).

The aggregate principal amount of Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on November 28, 2023 (the “Early Tender Date”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Tender Offer, is set forth in the table below.

Title of Security	Issuer	CUSIP / ISIN Nos.(1)	Principal Amount Outstanding	Tender Cap	Aggregate Principal Amount Tendered at Early Tender Date	Aggregate Principal Amount Expected to be Accepted for Purchase(2)	Percentage of Outstanding Principal Amount Expected to be Accepted for Purchase(2)(3)	Proration Rate(3)	Total Consideration(4)(5)
3.900% Senior Notes due 2024	Perrigo Finance Unlimited Company	714295 AC6 / US714295AC63	$700,000,000	$300,000,000	$385,548,000	$300,000,000	42.86%	76.32%	$983.75

(1)

No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed in this press release, the Offer to Purchase or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

(2)

Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Issuer anticipates that Notes will be accepted for purchase in accordance with the terms of the Tender Offer on December 15, 2023.

(3)	This figure has been rounded to the nearest hundredth of a percentage point for presentation purposes.

(4)	Per $1,000 principal amount of Notes.

(5)	Excludes accrued interest, if any, which will be paid in addition to the Total Consideration.

Holders of Notes who validly tendered and did not validly withdraw their Notes on or before the Early Tender Date, and whose Notes are accepted for purchase in the Tender Offer, will be entitled to receive the Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. In addition, holders whose Notes are accepted for purchase in the Tender Offer will receive accrued and unpaid interest, if any, to, but excluding, the date on which the Tender Offer is settled. Subject to the satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Issuer anticipates that settlement of Notes accepted for purchase will occur on December 15, 2023.

The Tender Offer will expire at 5:00 p.m., New York City time, on December 12, 2023, unless extended (such date and time, as the same may be extended, the “Expiration Date”). The time and date on or before which validly tendered Notes may be validly withdrawn expired at 5:00 p.m., New York City time, on November 28, 2023. Holders may not validly withdraw any validly tendered Notes after that time and date, unless required by law.

The consummation of the Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including, among other things, the closing and funding of the Proposed Financing (as defined below) on terms reasonably satisfactory to the Company (the “Financing Condition”). As previously disclosed, to finance the Tender Offer, the Company, through a wholly owned subsidiary, is concurrently seeking to borrow $300,000,000 of incremental term loans under its existing senior secured credit facilities (the “Proposed Financing”), subject to market and other conditions. The Financing Condition is expected to be satisfied on or before December 15, 2023. The Issuer reserves the right, in its sole discretion, to waive any and all conditions to the Tender Offer with respect to the Notes.

Since the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeds the Tender Cap, Notes tendered after the Early Tender Date and on or prior to the Expiration Date will not be purchased pursuant to the Tender Offer and the principal amount of Notes expected to be accepted for purchase will be prorated, on the terms and subject to the conditions described in the Offer to Purchase. Based upon the aggregate principal amount of Notes that were validly tendered and not validly withdrawn, the proration rate is approximately 76.32%.

The Issuer’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. Subject to applicable law, the Issuer may amend, extend, waive conditions to or terminate the Tender Offer.

J.P. Morgan Securities LLC is the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4087 (collect). Requests for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, at (212) 269-5550 (banks and brokers), (800) 290-6432 (toll-free) or email at perrigo@dfking.com.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance and statements regarding the timing and the terms of the Tender Offer and the Proposed Financing are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended April 1, 2023, July 1, 2023 and September 30, 2023, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.